                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20459


                                    FORM 8-K
                                 AMENDMENT NO. 1

                                 CURRENT REPORT


                     PURSUANT to SECTION 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date to Report (Date of earliest event reported):

                                FEBRUARY 19, 1998

                                TYLER CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-10485                75-2303920
(State or other jurisdiction       (Commission file          (IRS employer
       incorporation)                   number)          identification number)



                             2121 SAN JACINTO STREET
                                   SUITE 3200
                               DALLAS, TEXAS 75201
                    (Address of principal executive offices)

                                 (214) 754-7800
                         (Registrant's telephone number,
                              including area code)

The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed March 5, 1998, as set forth in the pages attached hereto:

     Item 7(a). Amended to include audited consolidated financial statements of Business Resources Corporation for the following periods:

                  Consolidated Balance Sheets at December 31, 1997 and 1996 Consolidated Statements of Operations for the years ended
                    December 31, 1997, 1996 and 1995
                  Consolidated Statements of Stockholders' Equity for the years ended December 31, 1997, 1996 and 1995
                  Consolidated Statements of Cash Flows for the years ended
                    December 31, 1997, 1996 and 1995
                  Notes to Consolidated Financial Statements

                  Amended to include financial statements of The Software Group, Inc. for the following periods:

                  Balance Sheets at October 31, 1997 and 1996
                  Statements of Operations for the years ended October 31, 1997,
                    1996 and 1995 (unaudited)
                  Statements of Stockholders' Equity for the years ended October
                    31, 1997, 1996 and 1995 (unaudited)
                  Statements of Cash Flows for the years ended October 31, 1997,
                    1996 and 1995 (unaudited)
                  Notes to Financial Statements

     Item 7(b).   Amended to include pro forma financial information.

     Item 7(c).   Exhibits
                  23.1 Consent of KPMG Peat Marwick LLP
                  23.2 Consent of KPMG Peat Marwick LLP

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        TYLER CORPORATION



Date: May 4, 1998                       By: /s/ BRIAN K. MILLER
                                           ---------------------------
                                        Brian K. Miller
                                        Chief Accounting Officer and Treasurer
                                        (principal financial
                                        officer and principal
                                        accounting officer and an
                                        authorized signatory)

                                   ITEM 7(a)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Business Resources Corporation:

We have audited the accompanying consolidated balance sheets of Business Resources Corporation and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Business Resources Corporations and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.



                                                KPMG Peat Marwick LLP


Dallas, Texas
April 2, 1998

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheets

                           December 31, 1996 and 1997

                                                                                        1996                      1997
                                                                                        ----           ---------------------------
                                      Assets                                                           Historical       Pro forma
                                                                                                       ----------       ----------
                                                                                                                       (unaudited)
Current assets:                                                                                                         (note 1)
     Cash and cash equivalents                                                       $   247,398         676,656          676,656
     Accounts receivable, less allowance for doubtful accounts of $54,000 and
       $199,100 at December 31, 1996 and 1997, respectively                            2,335,869       2,176,217        2,176,217
     Other current receivables (note 5)                                                       --         497,123          497,123
     Current portion of notes receivable (note 5)                                        250,000              --               --
     Employee advances                                                                        --         239,416          239,416
     Deferred income taxes (note 8)                                                           --              --           73,667
     Prepaid expenses and other                                                          141,175         142,884          142,884
                                                                                     -----------     -----------      -----------
                     Total current assets                                              2,974,442       3,732,296        3,805,963

Notes receivable, less current portion (note 5)                                          687,500              --               --
Noncurrent portion of other receivables (note 5)                                              --         606,630          606,630
Property and equipment, net (note 2)                                                   6,227,234       6,320,781        6,320,781
Intangible assets, net of accumulated amortization of $482,809 and
     $720,426 at December 31, 1996 and 1997, respectively (note 1 (f))                 1,243,844       6,774,827        6,774,827
Deferred income taxes (note 8)                                                                --              --          175,584
Other assets, net                                                                        117,425          69,475           69,475
                                                                                     -----------     -----------      -----------
                                                                                     $11,250,445      17,504,009       17,753,260
                                                                                     ===========     ===========      ===========
                      Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                                $   527,512         580,902          580,902
     Accrued expenses (note 3)                                                           945,378       2,020,097        2,020,097
     Current installments of obligations under capital leases (note 7)                   177,156         197,241          197,241
     Current portion of long-term debt (note 6)                                        1,843,817       2,140,363        2,140,363
     Deferred income taxes (note 8)                                                       38,920              --
                                                                                     -----------     -----------      -----------
                     Total current liabilities                                         3,532,783       4,938,603        4,938,603

Deferred income taxes (note 8)                                                           164,358              --               --
Obligations under capital leases, excluding current installments (note 7)                252,841         215,620          215,620
Note payable to Tyler Corporation (note 11)                                                   --       5,700,000        5,700,000
Long-term debt, excluding current portion (note 6)                                     3,883,785       6,579,002        6,579,002
                                                                                     -----------     -----------      -----------
                     Total liabilities                                                 7,833,767      17,433,225       17,433,225
                                                                                     -----------     -----------      -----------

Stockholders' equity:
     Common stock, $.01 par value; 100,000 former class common shares authorized at December 31, 1996 only, 87,650 Class A shares authorized, issued and outstanding at December 31, 1997 only, 12,350 Class B shares authorized at
       December 31, 1997 only, 10,000 Class B shares issued and outstanding at
       December 31, 1997 only                                                                877             977              977
     Additional paid-in capital                                                        2,660,179       1,570,336        1,570,336
     Retained earnings (accumulated deficit)                                             755,622      (1,500,529)      (1,251,278)
                                                                                     -----------     -----------      -----------
            Total stockholders' equity                                                 3,416,678          70,784          320,035
Commitments (note 7)
                                                                                     -----------     -----------      -----------
                                                                                     $11,250,445      17,504,009       17,753,260
                                                                                     ===========     ===========      ===========


See accompanying notes to consolidated financial statements.

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Operations

                  Years ended December 31, 1995, 1996 and 1997

                                                                  1995             1996             1997
                                                                  ----             ----             ----
Revenues:
     Services                                                  $ 7,003,776       13,313,509       17,916,186
     Equipment sales                                               267,553          792,285          309,460
     Royalties                                                     272,863          622,986          671,622
                                                               -----------      -----------      -----------
                  Total revenues                                 7,544,192       14,728,780       18,897,268
                                                               -----------      -----------      -----------
Cost of revenues:
     Cost of equipment                                             137,390          588,291          280,722
     Cost of service                                             5,953,210        7,873,009       10,470,310
                                                               -----------      -----------      -----------
                  Total cost of revenue                          6,090,600        8,461,300       10,751,032
                                                               -----------      -----------      -----------
                  Gross margin                                   1,453,592        6,267,480        8,146,236

Selling, general and administrative                              2,686,585        2,790,025        7,195,622
Stock compensation expense (note 13)                                    --               --        2,625,000
                                                               -----------      -----------      -----------
                  Operating income (loss)                       (1,232,993)       3,477,455       (1,674,386)

Other income (expense):
     Interest income                                                48,750           82,501           55,335
     Interest expense                                             (205,542)        (545,432)        (651,192)
                                                               -----------      -----------      -----------
                                                                  (156,792)        (462,931)        (595,857)
                                                               -----------      -----------      -----------
                  Income (loss) from continuing operations
                      before income taxes                       (1,389,785)       3,014,524       (2,270,243)

Income tax expense (benefit) (note 8)                             (444,105)       1,124,818          (14,092)
                                                               -----------      -----------      -----------
                  Income (loss) from continuing operations        (945,680)       1,889,706       (2,256,151)

Discontinued operations (note 9):
     Loss from discontinued operations, net of income tax
       benefit of $422,004                                        (819,182)              --               --
     Gain from disposal of discontinued operation, net of
       income taxes of $379,471                                    736,621               --               --
                                                               -----------      -----------      -----------
                  Loss from discontinued operations                (82,561)              --               --
                                                               -----------      -----------      -----------
                  Net income (loss)                            $(1,028,241)       1,889,706       (2,256,151)
                                                               ===========      ===========      ===========

Pro forma income data - unaudited (note 1):
     Net loss as reported                                                                        $(2,256,151)
     Pro forma adjustments to provide for income taxes                                               820,684
                                                                                                 -----------
     Pro forma net loss                                                                          $(1,435,467)
                                                                                                 ===========

Per share amounts:
     Basic earnings (loss) per share (historical):
       Income (loss) from continuing operations                $    (10.79)           21.55
       Discontinued operations                                        (.94)              --
                                                               -----------      -----------
       Net income (loss)                                       $    (11.73)           21.55
                                                               ===========      ===========
     Pro forma basic loss per share                                                              $    (16.29)
                                                                                                 ===========

Weighted average common shares outstanding for basic
     earnings (loss) per share computation                          87,650           87,650           88,088
                                                               ===========      ===========      ===========


See accompanying notes to consolidated financial statements.

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 1995, 1996 and 1997

                                                             Common shares                                  Common stock
                                                  ----------------------------------------      -----------------------------------

                                                                                Former                                     Former
                                                  Class A        Class B         Class          Class A        Class B      Class
                                                  -------        -------         -----          -------        -------      -----
Balances at December 31, 1994                           --             --         87,650      $       --             --         877
     Contribution from shareholder                      --             --             --              --             --          --
     Net loss                                           --             --             --              --             --          --
                                                ----------     ----------     ----------      ----------     ----------  ----------
Balances at December 31, 1995                           --             --         87,650              --             --         877
     Net income                                         --             --             --              --             --          --
                                                ----------     ----------     ----------      ----------     ----------  ----------
Balances at December 31, 1996                           --             --         87,650              --             --         877
     Distribution to shareholder - cash
       (note 13)                                        --             --             --              --             --          --
     Distribution to shareholder - property
       (note 13)                                        --             --             --              --             --          --
     Recapitalization (note 13)                     87,650             --        (87,650)            877             --        (877)
     Stock awards to employees
       of 10,000 shares of Class B
       common shares  (note 13)                         --         10,000             --              --            100          --
     Net loss                                           --             --             --              --             --          --
                                                ----------     ----------     ----------      ----------     ----------  ----------
Balances at December 31, 1997                       87,650         10,000             --      $      877            100          --
                                                ==========     ==========     ==========      ==========     ==========  ==========


                                                                        Retained
                                                       Additional       earnings         Total
                                                        paid-in       (accumulated    stockholders'
                                                        capital         deficit)        equity
                                                        -------         --------        ------
Balances at December 31, 1994                          2,509,579        (105,843)      2,404,613
     Contribution from shareholder                       150,600              --         150,600
     Net loss                                         (1,028,241)     (1,028,241)
                                                      ----------      ----------      ----------
Balances at December 31, 1995                          2,660,179      (1,134,084)      1,526,972
     Net income                                        1,889,706       1,889,706
                                                      ----------      ----------      ----------
Balances at December 31, 1996                          2,660,179         755,622       3,416,678
     Distribution to shareholder - cash
       (note 13)                                      (3,300,000)             --      (3,300,000)
     Distribution to shareholder - property
       (note 13)                                        (414,743)             --        (414,743)
     Recapitalization (note 13)                               --              --              --
     Stock awards to employees
       of 10,000 shares of Class B
       common shares  (note 13)                        2,624,900              --       2,625,000
     Net loss                                         (2,256,151)     (2,256,151)
                                                      ----------      ----------      ----------
Balances at December 31, 1997                          1,570,336      (1,500,529)         70,784
                                                      ==========      ==========      ==========


See accompanying notes to consolidated financial statements.

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1995, 1996 and 1997

                                                                                  1995              1996             1997
                                                                                  ----              ----             ----
Cash flows from operating activities:
    Net income (loss)                                                          $(1,028,241)       1,889,706       (2,256,151)
    Adjustments to reconcile net income (loss) to net cash provided by
     (used in) operating activities:
         Depreciation and amortization                                             653,450        1,322,360        1,623,040
         Compensation expense related to stock awards (note 13)                         --               --        2,625,000
         Write-off of notes receivable                                             203,876               --               --
         Deferred income taxes                                                    (486,638)         709,612         (172,151)
         Gain from disposal of discontinued operations                          (1,116,092)              --               --
         (Gain) loss on sale of equipment                                          133,196          (31,400)              --
         Changes in operating assets and liabilities, net of the effect of acquisitions:
               Accounts receivable                                              (1,197,318)        (425,514)        (909,475)
               Prepaid expenses and other                                           (6,100)        (123,516)          (1,709)
               Accounts payable                                                    563,826         (201,503)         (55,825)
               Accrued expenses                                                  1,491,683         (704,309)       1,039,327
               Other assets                                                        (20,365)         (36,854)          47,950
                                                                               -----------      -----------      -----------
                     Net cash provided by (used in) operating activities          (808,723)       2,398,582        1,940,006
                                                                               -----------      -----------      -----------

Cash flows from investing activities:
    Acquisitions, net of cash acquired                                            (611,170)         (50,000)           8,801
    Purchases of property and equipment                                         (2,459,273)      (1,960,216)      (1,300,872)
    Purchase of title plant                                                             --               --         (110,000)
    Proceeds from sale of equipment                                                     --          122,444               --
    Issuance of note receivables                                                    (6,600)         (10,000)        (239,416)
    Proceeds received on notes receivable                                           66,000          260,000          937,500
                                                                               -----------      -----------      -----------
                     Net cash used in investing activities                      (3,011,043)      (1,637,772)        (703,987)
                                                                               -----------      -----------      -----------

Cash flows from financing activities:
    Proceeds from notes payable                                                  5,750,000          170,000        5,721,960
    Principal payments on notes payable                                         (1,563,989)        (987,557)      (3,046,947)
    Principal payments on capital leases                                           (47,548)        (168,327)        (181,774)
    Distribution to shareholder                                                         --       (3,300,000)
                                                                               -----------      -----------      -----------
                                                                                                                 -----------
                     Net cash provided by (used in) financing activities         4,138,463         (985,884)        (806,761)
                                                                               -----------      -----------      -----------

Net increase (decrease) in cash and cash equivalents                               318,697         (225,074)         429,258
Cash and cash equivalents at beginning of year                                     153,775          472,472          247,398
                                                                               -----------      -----------      -----------
Cash and cash equivalents at end of year                                       $   472,472          247,398          676,656
                                                                               ===========      ===========      ===========

Supplemental disclosures:
    Cash paid during the year for interest                                     $   139,852          627,439          648,355
                                                                               ===========      ===========      ===========
    Cash paid during the year for income taxes                                 $        --          325,000          248,305
                                                                               ===========      ===========      ===========

Noncash financing activities:
    Issuance of note payable relating to acquisition of title services
      division (see note 12)                                                   $        --               --        6,000,000
                                                                               ===========      ===========      ===========
    Equipment acquired under capital leases                                    $        --               --          164,638
                                                                               ===========      ===========      ===========
    Noncash distribution of property to shareholder (note 13)                  $        --               --          414,743
                                                                               ===========      ===========      ===========

See accompanying notes to consolidated financial statements.

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1996 and 1997


(1)    General and Summary of Significant Accounting Policies

       (a)    Description of Business

              Business Resources Corporation and subsidiaries (the "Company") are engaged in providing a full complement of advanced information management systems and integrated applications, including data processing outsourcing, for county and municipal governments. The majority of the Company's customers are located in the Southwestern United States. Government Record Services, Inc. ("GRS") is the largest subsidiary and conducts primarily all business operations for the Company. GRS provides a comprehensive set of computerized client/server systems on a number of computer hardware platforms to fully automate all functions relating to county government operations.

       (b)    Principles of Consolidation

              The consolidated financial statements include the operations of Business Resources Corporation and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

       (c)    Cash Equivalents

              Cash equivalents consists of short-term highly liquid investments with original maturities of three months or less. Cash equivalents consisted of a money market account in the amount of approximately $117,600 at December 31, 1997.

       (d)    Property and Equipment

              Property and equipment are recorded at cost and are depreciated over estimated lives ranging from 5 to 20 years using the straight-line method. Property and equipment held under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

       (e)    Income Taxes

              Effective January 1, 1997, the Company converted from being taxed as a C Corporation to an S Corporation. The tax consequence of all profits and losses subsequent to the conversion date are the responsibility of the shareholders of the Company.

              The unaudited pro forma provision for income taxes for the year ended December 31, 1997 presented on the consolidated statement of operations represents the estimated taxes that would have been recorded had the Company been a C Corporation for income tax purposes for the year.



                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

              Prior to January 1, 1997, the Company used the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are recognized with respect to tax consequences attributable to the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when such amounts are realized or settled. The resulting deferred tax assets and liabilities are adjusted to reflect changes in tax laws or rates in the period of enactment.

       (f)    Intangible Assets

              Intangible assets consists of the following:

                                                             December 31
                                                         ---------------------
                                                         1996             1997
                                                         ----             ----
                 Goodwill                            $   430,117          688,717
                 Noncompete agreements                 1,094,887        1,094,887
                 Other                                   201,649          201,649
                 Purchased title plant (note 12)              --        5,510,000
                                                     -----------      -----------
                                                       1,726,653        7,495,253
                 Less accumulated amortization          (482,809)        (720,426)
                                                     -----------      -----------
                                                     $ 1,243,844        6,774,827
                                                     ===========      ===========

              Goodwill, which represents the excess of purchase price over fair value of identifiable net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, generally up to 40 years. Goodwill amortization of $7,892, $27,285 and $30,705 was recorded for the years ended December 31, 1995, 1996 and 1997, respectively. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

              A title plant constitutes a historical record of all matters affecting title to parcels of land in a particular geographic region. In accordance with SFAS No. 61, "Accounting for Title Plant," the capitalized costs of the title plant are not depreciated unless circumstances indicate that the value of the title plant has been impaired.


                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

              The cost of noncompete agreements are amortized straight-line over the lives of the respective contracts. Amortization expense related to the noncompete agreements amounted to $127,104, $151,330 and $168,635 for the years ended December 31, 1995, 1996 and 1997, respectively.

       (g)    Impairment of Long-Lived Assets and Long-Lived Assets to Be
              Disposed Of

              The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

       (h)    Revenue

              The Company recognizes service revenue when services are performed and equipment sales when the products are shipped. Royalties relate to the current activities of Professional Real Estate Tax Services, Inc. and American Business Corporation (dba Reliable Tax Service) which were sold in 1995, and are recognized as earned upon receipt of royalty payments by the Company.

              Deferred revenue represent advance billings for title record services, which are billed one month in advance. The deferred revenue is recognized as the services are performed.

       (i)    Use of Estimates

              The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

       (j)    Earnings Per Share

              Basic earnings per share has been computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding for the year. Diluted earnings per share is computed by dividing earnings available for common



                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

              shareholders by the weighted average number of shares outstanding plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued. No dilutive securities were issued or outstanding for any periods presented.

       (k)    Pro forma Balance Sheet (Unaudited)

              In contemplation of the proposed acquisition of the Company by Tyler Corporation, the Company had terminated its S Corporation status effective January 1, 1998 (note 13).

              The December 31, 1997 pro forma consolidated balance sheet (unaudited) has been adjusted to reflect the establishment of deferred income tax assets of $249,251 that would have been required if the Company had terminated its S Corporation status as of December 31, 1997.

       (l)    Stock-Based Compensation

              The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB No. 25). As such, compensation expense is recorded on the award date to the extent the current market price of the underlying stock exceeds the purchase price.

(2)    Property and Equipment

       Property and equipment consists of the following:

                                                                                            December 31
                                                                    Useful             ---------------------
                                                                     life              1996             1997
                                                                     ----              ----             ----
         Computer hardware and software (note 7)                    5 years          $ 3,124,415        4,693,799
         Furniture and fixtures                                    10 years            3,334,089        3,134,302
         Leasehold improvements                                    20 years            1,492,101        1,582,719
                                                                                     -----------      -----------
                                                                                       7,950,605        9,410,820
         Less accumulated depreciation and amortization                               (1,723,371)      (3,090,039)
                                                                                     -----------      -----------
                                                                                     $ 6,227,234        6,320,781
                                                                                     ===========      ===========

(3)    Accrued Expenses

       Accrued expenses consisted of the following:

                                                               December 31,
                                                        --------------------------
                                                        1996                  1997
                                                        ----                  ----
         Deferred rent (notes 7 and 11)           $       262,538             306,793
         Accrued bonuses                                       --             303,000
         Deferred revenue                                      --             699,159
         Other                                            682,840             711,145
                                                  ---------------     ---------------
                                                  $       945,378           2,020,097
                                                  ===============     ===============



                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(4)    Financial Instruments

       The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value because of the short maturity of these instruments.

       Based upon the borrowing rates available to the Company for bank loans with similar terms and average maturities, the fair value of the notes payable and long-term debt was $5,623,237 and $14,420,949 at December 31, 1996 and 1997, respectively. The corresponding carrying value is $5,727,602 and $14,419,365, respectively.

(5)    Notes and Other Receivables

       Notes receivable at December 31, 1996 consists of five-year unsecured notes bearing interest at 8%, payable in quarterly installments with a total balance due of $937,500 ($687,500 long-term). The notes receivable resulted from the sale of Professional Real Estate Tax Services, Inc. and American Business Corporation (dba Reliable Tax Service) in 1995. All of these notes were fully repaid prior to December 31, 1997.

       At December 31, 1997, other receivables of $1,103,753 ($606,630 noncurrent) represents amounts due from various governmental units for services performed that are not currently billable to the customer solely due to the payment terms of their respective service agreement. Revenue related to the services has been recognized as all of the related services have been performed, and there are no future obligations or uncertainties remaining. The amount of other receivables with payment terms greater than one year are discounted to present value. The unamortized discount is amortized over the payment term. The Company has evaluated the fiscal funding of the governmental agencies for which the services have been performed and have determined the likelihood of non-collection of the receivables as remote. The amounts are being paid monthly, up to 84 months, and are noninterest bearing. The noninterest bearing receivables have been discounted based upon an imputed interest rate range of 7.8% to 8.8% and the unamortized discount as of December 31, 1997 was $99,842.


                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(6)    Long-term Debt

       Long-term debt consists of the following:

                                                                                            December 31
                                                                                      ------------------------
                                                                                      1996                1997
                                                                                      ----                ----
         Revolving credit facility                                                 $   500,000                  --
         8%  promissory note payable, payable in quarterly installments
              through September 2000, collateralized by certain assets                 317,941             242,165
         8%  promissory note payable, payable in quarterly installments
              through September 2005, collateralized by certain assets               1,209,812           1,110,073
         Installment notes, interest at the prime rate plus .5% (9% at
              December 31, 1997), due 1996-2000, collateralized by certain
              assets                                                                 2,926,831           1,150,939
         6.1% unsecured installment note payable, annual installments August
              1997 - August 2002                                                       230,906             209,986
         7% promissory note payable, payable in annual installments, fully
              repaid in 1997                                                           170,000                  --
         10%  unsecured installment notes payable, monthly installments
              through May 2004                                                         313,318             283,302
         9% promissory note payable, payable in monthly installments through
              February 2001, collateralized by certain assets and the capital stock of Title Records Corporation and Government Records
              Services, Inc., wholly-owned subsidiaries of the Company (note
              12)                                                                           --           5,625,501
         Other                                                                          58,794              97,399
                                                                                   -----------         -----------
                           Total                                                     5,727,602           8,719,365
         Less current portion                                                       (1,843,817)         (2,140,363)
                                                                                   -----------         -----------
                           Total long-term debt                                    $ 3,883,785           6,579,002
                                                                                   ===========         ===========

       In November 1995, the Company entered into a revolving credit facility with a bank providing for borrowings of up to $500,000. In April 1996, the Company entered into an amended agreement that provides for borrowings of up to $1,000,000. The credit facility matured on April 10, 1997 and was renewed. Borrowings under the amended agreement are due on April 10, 1998 and bear interest at prime rate (8.5% at December 31, 1997). The amount outstanding relating to the revolving line of credit at December 31, 1996 and 1997 was $500,000 and $-0-, respectively. The agreement contains various financial covenants and is secured by certain assets of the Company.


                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1997 are as follows:

                    1998                                   $ 2,140,363
                    1999                                     1,577,645
                    2000                                     1,706,775
                    2001                                     2,476,110
                    2002                                       256,892
                    Thereafter                                 561,580
                                                           -----------
                                                           $ 8,719,365
                                                           ===========

(7)    Leases

       Capital leases consist principally of leases for various computer equipment. The gross amounts of property and equipment and related accumulated amortization recorded under capital leases are as follows:

                                                                December 31
                                                       --------------------------
                                                       1996                  1997
                                                       ----                  ----
         Furniture and fixtures                   $       130,426              130,426
         Computer hardware and software                   509,474              674,112
                                                  ---------------      ---------------
                                                          639,900              804,538
         Less accumulated amortization                   (209,903)            (391,679)
                                                  ---------------      ---------------
                                                  $       429,997              412,859
                                                  ===============      ===============

       The Company has also entered into various operating leases, including an operating lease with a shareholder of the Company for its office building (see note 11). In connection with the merger agreement with Tyler Corporation (note 13), the shareholder contributed the building to T1 Acquisition Corporation (a wholly-owned subsidiary of Tyler which was established in connection with the merger), effective February 19, 1998. Consequently, the future minimum lease payments do not include any obligations relating to the office building. Rent expense incurred in connection with operating leases was approximately $454,000, $633,000 and $758,800 for the years ended December 31, 1995, 1996 and 1997, respectively. The Company records rent expense relating to the building lease on a straight-line basis over the lease term. As a result of certain lease escalations, the Company has recorded deferred rent of approximately $263,000 at December 31, 1996 and $306,800 at December 31, 1997, respectively.


                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       Future minimum payments, by year and in the aggregate, under the capital leases and operating leases consisted of the following at December 31, 1997:

                                                                                           Capital      Operating
       Year ending December 31                                                              leases        lease
       -----------------------                                                              ------        -----
       1998                                                                                $ 253,885     171,060
       1999                                                                                   97,434          --
       2000                                                                                   80,281          --
       2001                                                                                   70,725          --
       2002                                                                                   24,329          --
       Subsequent to 2002                                                                         --          --
                                                                                           ---------   ---------
                Total minimum lease payments                                                 526,654     171,060
                                                                                                       =========
       Less amounts representing interest (at rates ranging from 6% to 8%)                  (113,793)
                                                                                           ---------
                Present value of minimum capital lease payments                              412,861
       Less current installments of obligations under capital leases                        (197,241)
                                                                                           ---------
                Obligations under capital leases, excluding current installments           $ 215,620
                                                                                           =========

       Amortization of assets held under capital leases is included with depreciation and amortization expense.

(8)    Income Taxes

       Effective January 1, 1997, the Company converted from a C Corporation to an S Corporation for U.S. Federal income tax purposes. Pursuant to the U.S. Federal Tax Codes, the tax consequences of all profits and losses subsequent to January 1, 1997 are the responsibilities of the shareholders of the Company.

       Total income tax expense (benefit) for the years ended December 31, 1995 and 1996 are as follows:

                                                   1995             1996
                                                   ----             ----
Income (loss) from continuing operations     $      (444,105)       1,124,818
Discontinued operations                              (42,533)              --
                                             ---------------  ---------------
                                             $      (486,638)       1,124,818
                                             ===============  ===============

       In accordance with SFAS 109, "Accounting for Income Taxes," the elimination of any deferred tax assets and liabilities as a result of a change in tax status are to be recorded as a component of current year's income tax expense and benefit. Consequently, the Company recorded an income tax benefit of $203,278 associated with the elimination of such deferred taxes which existed as of January 1, 1997. The historical provision for income taxes for the year ended December 31, 1997 of $(14,092) consists of approximately $31,000 of state income taxes, the elimination of existing


                                                                    (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       deferred tax liabilities at January 1, 1997 of approximately $203,000 (the effective date when the Company changed form C Corporation to S Corporation status) and a charge of $158,000 to 1997 operations for a revision of 1996 estimated income taxes primarily attributable to tax effected temporary differences and prior year rate adjustments.

       Income tax expense (benefit) attributable to income (loss) from continuing operations before income taxes consists of:

                                                       Current            Deferred              Total
                                                       -------            --------              -----
        Year ended December 31, 1995:
            U.S. Federal                          $            --            (444,105)            (444,105)
                                                  ===============     ===============      ===============

        Year ended December 31, 1996:
            U.S. Federal                          $       364,379             622,745              987,124
            State taxes                                    50,827              86,867              137,694
                                                  ---------------     ---------------      ---------------
                                                  $       415,206             709,612            1,124,818
                                                  ===============     ===============      ===============

       Income tax expense (benefit) attributable to income (loss) from continuing operations differs from the amount computed by applying the U.S. federal tax rate of 34% to pretax income (loss) from continuing operations as follows:

                                                                              1995                 1996
                                                                              ----                 ----
            Computed "expected" tax expense                             $      (472,527)           1,024,938
            Effect of state and local taxes, net of federal benefit                  --               90,435
            Other                                                                28,422                9,445
                                                                        ---------------      ---------------
                                                                        $      (444,105)           1,124,818
                                                                        ===============      ===============

       The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities at December 31, 1996 are presented below:

            Deferred tax assets:
                Deferred rent                                              $     96,509
                Other                                                            55,594
                                                                           ------------
                              Total deferred tax assets                         152,103
                                                                           ------------
            Deferred tax liabilities:
                Realized gain on sale of assets, recognized
                   on installment basis for tax purposes                       (340,715)
                Other                                                           (14,666)
                                                                           ------------
                              Total deferred tax liabilities                   (355,381)
                                                                           ------------
                              Net deferred tax liabilities                 $   (203,278)
                                                                           ============




                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



       Deferred tax assets and liabilities are computed by applying the U.S. federal income tax rate in effect to the gross amounts of temporary differences and other tax attributes. In assessing the reliability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

(9)    Discontinued Operations

       In 1995, the Company elected to discontinue operations relating to several lines of business. A description of discontinued operations and the income (loss) from discontinued operations for the year ended December 31, 1995 follows:

         Computer Election Systems, Inc.:  Provider of ballot cards for elections.  The related assets were sold in 1995 in exchange for certain assets of Business
              Records Corporation (see note 10).  Revenue was $250,345 for the year ended
              December 31, 1995                                                                    $(213,035)

         Professional Real Estate Tax Services, Inc. and American Business Corporation dba
              Reliable Tax Service:  Primarily engaged in the business of providing tax certificates.  The related assets were sold in 1995 in exchange for notes receivable (see note 5).  Revenue was $1,248,252 for the year ended December
              31, 1995                                                                               578,224

         San Antonio Data, Inc.:  Primarily engaged in the business of updating information for a title plant in Bexar County.  The Company's stock was exchanged for the stock of Professional Real Estate Tax Services, Inc. Revenue was $35,980 for
              the year ended December 31, 1995                                                          (470)

         Nashoba Corporation:  Primarily engaged in the business of ranching and sale of cattle.  The related assets were sold to the sole shareholder of the Company in 1995 (see note 11).  Revenue was $103,116 for the year ended December 31,
              1995                                                                                  (447,280)
                                                                                                  ----------
                                                                                                  $  (82,561)
                                                                                                  ==========

       Operating results for 1995 from each discontinued line of business have been reclassified and included in discontinued operations.

(10)   Acquisition

       In September 1995, the Company acquired certain assets of an unrelated third party, Business Records Corporation in exchange for the assets of its land records business in the Southeastern United States and the assets of Computer Election Systems, Inc., a provider of ballot cards for


                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       elections, and two notes payable in the total amount of $1,730,000. The operations acquired from Business Records Corporation provide services to county and municipal governments similar to those provided by GRS and have been included in the operating results since the date of purchase. For financial reporting purposes, the transaction has been accounted for under the purchase method of accounting with the total purchase price of approximately $2,337,000 allocated to the net assets acquired at the estimated fair values of assets acquired and liabilities assumed. Approximately $100,000 was recorded to goodwill as a result of the transaction.

       The following summarizes the unaudited consolidated pro forma data as though the acquisition of Business Records Corporation had occurred as of the beginning of 1995:

                                                                              1995
                                                                      --------------------
                                                                Historical            Pro forma
                                                                ----------            ---------
                                                                                     (Unaudited)
         Revenues from continuing operations                $     7,544,192           10,644,193
         Net loss                                                (1,028,241)            (775,240)
         Basic loss per share                                        (11.73)               (8.84)

(11)   Related Party Transactions

       In 1995, the Company entered into a 246 month lease agreement with a shareholder of the Company for its current office building. The lease agreement was scheduled to expire in December 2015. Rent expense under the lease agreement amounted to approximately $454,000 for the year ended December 31, 1995 and $632,700 for the years ended December 31, 1996 and 1997. The shareholder contributed the office building to T1 Acquisition Corporation (a wholly-owned subsidiary of Tyler Corporation), in connection with the merger agreement (see note 13).

       Tyler Corporation loaned the Company $5,700,000 for working capital purposes on December 30, 1997. The note payable was made in connection with the merger agreement (note 13). The note is unsecured and bears an interest rate of 8.5%, interest payable quarterly and matures on September 30, 1999.


                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(12)   Acquisition

       Effective July 31, 1997, the Company (through Title Records Corporation, a wholly-owned subsidiary) acquired certain assets of the title services division of Business Records Corporation. The acquisition was accounted for as a purchase business combination and accordingly, the purchase price of $6,000,000 was allocated to the acquired assets based upon the estimated fair values of the underlying assets. The purchase price was allocated, as follows:

                Computer hardware and software                                    $    319,000
                Property and equipment                                                 181,000
                Intangible assets:
                     Title plant                                                     5,400,000
                     Goodwill                                                          258,600
                                                                                  ------------
                                 Total purchase price                             $  6,158,600
                                                                                  ============

       Purchased title plant represents the allocation of purchase price based on estimated fair value of certain assets acquired from Business Records Corporation on July 31, 1997. A title plant constitutes a historical record of all matters affecting title to parcels of land in a particular geographic region. In accordance with SFAS No. 61, "Accounting for Title Plant," the capitalized costs of the title plant are not depreciated unless circumstances indicate that the value of the title plant has been impaired.

       The Company financed the acquisition through the issuance of a note payable to Business Records Corporation for $6,000,000 (note 6).

       The following summarizes the unaudited consolidated pro forma data as though the acquisition of Business Records Corporation had occurred as of the beginning of the respective periods:

                                                                         Year ended December 31
                                                            ---------------------------------------------------
                                                                   1996                            1997
                                                            ------------------              -------------------
                                                        Historical      Pro forma       Historical       Pro forma
                                                        ----------      ---------       ----------       ---------
                                                                       (Unaudited)                      (Unaudited)
        Revenues from continuing operations            $ 14,728,780     19,805,780      18,897,268      21,653,268
        Net income (loss)                                 1,889,706      3,358,706      (2,256,151)     (1,221,151)
        Net income (loss) per basic and dilutive
             earnings per share                               21.55          38.32          (16.29)         (13.86)


                                                                     (Continued)

                 BUSINESS RESOURCES CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(13)   Subsequent Events

       On February 19, 1998, the Company and the sole Class A shareholder of the Company completed an agreement with Tyler Corporation ("Tyler"), a publicly-held company listed on the New York Stock Exchange, whereby the Company merged into a new-formed subsidiary of Tyler (the "Merger"). Under the terms of the Merger and other related transactions, and as adjusted for the recapitalization discussed below, the principal shareholder, who owns 87,650 shares of issued and outstanding common stock, received $15,250,000 in cash and 8,765,000 shares of common stock of Tyler. The sole Class A shareholder also contributed the office building to T1 Acquisition Corporation (a wholly-owned subsidiary of Tyler Corporation), effective February 19, 1998. Certain key employees, who owned 12,350 shares of the Company's remaining issued and outstanding stock, received 1,235,000 shares of common stock of Tyler.

       In December 1997, the Company recapitalized its capital structure to increase its authorized shares of common stock from 1,000 shares to 100,000 shares. The effects of the recapitalization have been applied retroactively for all periods presented in the accompanying consolidated financial statements. Of the 97,650 shares issued and outstanding as of December 31, 1997, 87,650 shares consisted of class A common stock and 10,000 shares consisted of class B common stock. The class A and class B common stock have substantially equivalent rights, except that the class B stock was non-voting. On December 15, 1997, the Company issued 10,000 shares of class B common stock to key employees of the Company and its subsidiaries. The issuance of such shares was not subject to future service requirements. The Company recorded compensation expense related to this issuance in December 1997 in the amount of $2,625,000 based upon the estimated fair value of the shares at the award date, which was estimated to be $262 per share. On January 2, 1998, the Company issued the remaining authorized 2,350 shares of class B common stock to other key employees. The Company will record compensation expense related to this transfer in January 1998. The effects of this issuance to employees will be recorded in the preacquisition results of operations of the Company and will not impact the net assets of the Company.

       On December 31, 1997, the Company paid dividends of $3,300,000 relating to 1997 federal tax liabilities and distributed property with a net book value of $414,743 to the Company's sole Class A shareholder. No gain or loss was recorded as a result of these transactions. The Company terminated its S Corporation status effective January 1, 1998.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
The Software Group, Inc.:


We have audited the accompanying balance sheets of The Software Group, Inc. as of October 31, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Software Group, Inc., as of October 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                             KPMG Peat Marwick LLP


Dallas, Texas
December 19, 1997

                            THE SOFTWARE GROUP, INC.

                                 Balance Sheets

                            October 31, 1996 and 1997

                                     Assets                                             1996           1997
                                                                                        ----           ----
Current assets:
     Cash and cash equivalents                                                       $1,782,874      2,807,322
     Accounts receivable, net of allowance of $30,000 at                                                  1996
        and $90,000 at 1997                                                           1,071,892      1,660,554
     Contracts in progress                                                              193,170         48,938
     Prepaid expenses and other current assets                                           35,798         37,351
     Deferred income taxes (note 9)                                                     297,075        332,435
     Income tax receivable                                                               63,769             --
                                                                                     ----------     ----------
                        Total current assets                                          3,444,578      4,886,600

Property, plant and equipment, net (note 2)                                             601,056        548,834
Other assets, net                                                                        12,967         12,967
Deferred income taxes (note 9)                                                               --         44,839
                                                                                     ----------     ----------
                                                                                     $4,058,601      5,493,240
                                                                                     ==========     ==========
                      Liabilities and Stockholders' Equity

Current liabilities:
     Accounts payable                                                                $  189,078        138,271
     Accrued expenses (note 6)                                                          302,289        222,326
     Income tax payable                                                                      --        565,094
     Deferred revenue (note 5)                                                          901,923      1,246,094
                                                                                     ----------     ----------
                        Total current liabilities                                     1,393,290      2,171,785
                                                                                     ----------     ----------

Deferred income taxes (note 9)                                                           14,304             --
                                                                                     ----------     ----------
                        Total liabilities                                             1,407,594      2,171,785
                                                                                     ----------     ----------

Redeemable common stock, at redemption value (note 10)                                  426,635             --
                                                                                     ----------     ----------

Stockholders' equity:
     Common stock, no par value, 5,000,000 shares authorized; issued 2,010,818 shares in 1996 and 1,921,000 shares in 1997 less redeemable common stock shown separately of
        89,818 in 1996 and none in 1997                                                 733,500        733,500
     Retained earnings                                                                1,490,872      2,587,955
                                                                                     ----------     ----------
                        Total stockholders' equity                                    2,224,372      3,321,455

Commitments (notes 8 and 10)
                                                                                     ----------      ---------
                        Total liabilities and stockholders' equity                   $4,058,601      5,493,240
                                                                                     ==========     ==========

See accompanying notes to financial statements.

                            THE SOFTWARE GROUP, INC.

                            Statements of Operations

                   Years ended October 31, 1995, 1996 and 1997

                                                                     1995             1996               1997
                                                                     ----             ----               ----
                                                                 (unaudited)
Revenues:
    Service and support revenue                                 $  5,107,837         5,759,062         6,170,148
    Software license fees                                          2,505,023         2,302,614         2,134,265
    Hardware sales                                                 3,180,484         2,990,073         3,266,398
                                                                ------------      ------------      ------------
                Total revenues                                    10,793,344        11,051,749        11,570,811

Cost of revenues:
    Cost of services and support                                   3,800,096         3,174,075         2,864,257
    Cost of hardware                                               1,927,801         1,982,118         1,703,980
                                                                ------------      ------------      ------------
                Total cost of revenues                             5,727,897         5,156,193         4,568,237
                                                                ------------      ------------      ------------
                Gross margin                                       5,065,447         5,895,556         7,002,574

Selling, general and administrative                                5,030,701         5,053,721         5,312,680
                                                                ------------      ------------      ------------
                Operating income                                      34,746           841,835         1,689,894

Other income (expense):
    Interest income                                                   39,024            55,922            87,155
    Other                                                            (11,436)          (11,434)
                                                                ------------      ------------      ------------
                Income before taxes                                   62,334           886,323         1,777,049

Income tax expense (note 9)                                           36,257           338,863           657,508
                                                                ------------      ------------      ------------
                Net income                                            26,077           547,460         1,119,541

Adjustment to fair market value of shares subject to
    redemption (note 10)                                              94,308                --            22,458
                                                                ------------      ------------      ------------
                Net income available to common shareholders     $    (68,231)          547,460         1,097,083
                                                                ============      ============      ============
Income per share                                                $       (.03)              .26               .53
                                                                ============      ============      ============

Average common and common share equivalent
    shares used in per share computation                        $  2,143,067         2,145,029         2,078,069
                                                                ============      ============      ============


See accompanying notes to financial statements.

                            THE SOFTWARE GROUP, INC.

                       Statements of Stockholders' Equity

                   Years ended October 31, 1995, 1996 and 1997

                                                Common                                           Total
                                                shares           Common        Retained      stockholders'
                                                issued           stock         earnings        equity
                                                ------           -----         --------        ------
Balance at October 31, 1994 (unaudited)        2,010,818      $  308,500      1,061,913       1,370,413

Compensatory stock option
    grants (note 1) (unaudited)                       --         425,000             --         425,000

Change in market value of redeemable
    stock (unaudited)                                 --              --        (94,308)        (94,308)

Net income (unaudited)                                --              --         26,077          26,077
                                              ----------      ----------     ----------      ----------

Balance at October 31, 1995                    2,010,818         733,500        993,682       1,727,182

Dividends                                             --              --        (50,270)        (50,270)

Net income                                            --              --        547,460         547,460
                                              ----------      ----------     ----------      ----------

Balance at October 31, 1996                    2,010,818         733,500      1,490,872       2,224,372

Net income                                            --              --      1,119,541       1,119,541

Change in market value of
    redeemable stock                                  --              --        (22,458)        (22,458)

Redemption of common stock                       (89,818)             --             --              --
                                              ----------      ----------     ----------      ----------

Balance at October 31, 1997                    1,921,000      $  733,500      2,587,955       3,321,455
                                              ==========      ==========     ==========      ==========


See accompanying notes to financial statements.

                            THE SOFTWARE GROUP, INC.

                            Statements of Cash Flows

                   Years ended October 31, 1995, 1996 and 1997

                                                                  1995              1996             1997
                                                                  ----              ----             ----
                                                               (unaudited)
Cash flows from operating activities:
    Net income                                                $    26,077          547,460        1,119,541
    Adjustments to reconcile net income to net cash
      provided by operating activities:
        Depreciation and amortization                             249,109          261,899          246,026
        Loss on sale of equipment                                  11,402           11,434               --
        Deferred income taxes                                    (245,590)         127,359          (94,503)
        Compensation expense related to stock options             425,000               --               --
        Changes in operating assets and liabilities:
          Accounts receivable                                     142,903         (493,959)        (588,662)
          Contracts in progress                                        --         (193,170)         144,232
          Prepaid expenses and other                               11,505           12,578           62,216
          Accounts payable                                       (112,403)          88,975          (50,807)
          Accrued expenses                                         13,379           92,001          (79,953)
          Income taxes payable                                    (11,163)         (46,711)         565,094
          Deferred revenue                                        (24,692)         273,388          344,171
                                                              -----------      -----------      -----------
                Net cash provided by operating activities         485,527          681,254        1,667,355
                                                              -----------      -----------      -----------

Cash flows used in investing activities:
    Purchases of property and equipment                          (294,933)        (229,916)        (193,804)
    Sale of investments                                           246,835               --               --
                                                              -----------      -----------      -----------
                Net cash used by investing activities             (48,098)        (229,916)        (193,804)
                                                              -----------      -----------      -----------

Cash flows from financing activities:
    Dividends                                                          --          (50,270)              --
    Redemption of ESOP stock (note 10)                                 --               --         (449,093)
                                                              -----------      -----------      -----------
                  Net cash used in financing activities                --          (50,270)        (449,093)
                                                              -----------      -----------      -----------

Net increase in cash and cash equivalents                         437,429          401,068        1,024,458
Cash and cash equivalents at beginning of year                    944,377        1,381,806        1,782,874
                                                              -----------      -----------      -----------
Cash and cash equivalents at end of year                      $ 1,381,806        1,782,874        2,807,332
                                                              ===========      ===========      ===========

Supplemental cash flow information - income taxes paid        $   261,834          328,774          186,918
                                                              ===========      ===========      ===========


See accompanying notes to financial statements.

                            THE SOFTWARE GROUP, INC.

                          Notes to Financial Statements

    (Information as of and for the year ended October 31, 1995 is unaudited)


(1)    Summary of Significant Accounting Policies

       (a)    General Information

              The Company's business consists predominantly of selling computer hardware, software and support services to governmental entities within the United States. The Company has a range of products to serve the automation needs of local government clients, including appraisal districts, tax offices, court rooms, jails, sheriff departments and financial administrative offices. The Company was formed in 1981 as a C Corporation, and is incorporated in the state of Texas.

       (b)    Cash and Cash Equivalents

              Cash equivalents consist of short-term highly liquid investments with original maturities of three months or less. Cash equivalents at October 31, 1996 and 1997 consisted of money market accounts in the amount of $1,573,800 and $2,659,314, respectively.

       (c)    Property and Equipment

              Property and equipment are stated at cost. Depreciation on equipment is calculated on a straight-line basis for furniture and fixtures and using accelerated depreciation methods for other equipment over the estimated useful lives of the assets.

       (d)    Revenue Recognition

              The Company sells off-the-shelf software packages, and in a variety of instances, computer equipment and related peripherals, installation, and training. The Company recognizes revenue, including those arrangements which entail a customer-specific installation solution, when all of the elements have been delivered, training completed, all significant contractual obligations satisfied and collection of the related receivable for the entire arrangement is probable. The Company also provides maintenance, which is deferred based on vendor specific evidence of fair value, and recognized ratably over the service period. Incremental training is billable on a time and material basis and is recognized as revenue when the related services are performed.

              To the extent computer hardware and the related peripherals are drop shipped to a customer before the end of an accounting period, the Company records contracts in progress for the corresponding cost of such equipment.



                                                                     (Continued)

                            THE SOFTWARE GROUP, INC.

                          Notes to Financial Statements



       (e)    Concentration of Credit Risk

              Financial instruments which potentially expose the Company to concentrations of credit risk include accounts receivable. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management expectations.

       (f)    Software Development Costs

              In accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," software development costs are expensed prior to the establishment of technological feasibility of the software development project. Costs incurred after that point are capitalized until the product is available for general release. No such costs have been capitalized at October 31, 1996 and 1997.

       (g)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (h)    Income Taxes

              The Company's income taxes are accounted for under the asset and liability method for financial reporting purposes and the cash method for income tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (i)    Impairment of Long-Lived Assets and Assets to Be Disposed Of

              The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 (SFAS No. 121), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of on November 1, 1995. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the


                                                                     (Continued)

                            THE SOFTWARE GROUP, INC.

                          Notes to Financial Statements


              carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations or liquidity.

       (j)    Net Income Per Common Share

              Per share information was calculated based on the weighted average number of shares of common stock and common stock equivalents, outstanding during the respective periods. The common stock equivalents relate to stock options and were computed using the treasury stock method.

       (k)    Unaudited Financial Information

              Interim information for the year ended October 31, 1995, including such information in the notes to the financial statements, is unaudited. This information has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the results of such period.

       (l)    Stock Option Plan

              The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation" allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made subsequent to October 31, 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. There were no stock options granted subsequent to October 31, 1995. Consequently, no pro forma disclosure is required.


                                                                     (Continued)

                            THE SOFTWARE GROUP, INC.

                          Notes to Financial Statements


(2)    Property and Equipment

       Property and equipment consisted of the following:

                                                               Useful
                                                                life              1996              1997
                                                                ----              ----              ----
           Furniture and fixtures                             3-7 years      $    979,707           1,080,965
           Computer hardware and software                     3-7 years           365,912             425,462
           Transportation equipment                           3-5 years           241,497             278,132
                                                                             ------------          ----------
                                                                                1,587,116           1,784,559
           Less accumulated depreciation                                         (986,060)         (1,235,725)
                                                                             ------------           ---------
                                                                             $    601,056             548,834
                                                                             ============          ==========

(3)    Lines of Credit

       Under a loan agreement with First Bank McKinney dated January 31, 1996, the Company has a revolving line of credit secured by accounts receivable and personal guarantees with a maximum limit of $400,000. Interest is due at maturity, and the rate is 10%. The line of credit matured on January 31, 1997 and was not renewed. There was no outstanding balance on this line of credit as of October 31, 1996.

(4)    Financial Instruments

       The carrying value of financial instruments such as cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value because of their short maturity.

(5)    Deferred Revenue

       Deferred revenues represents billings on quarterly and annual rental agreements and maintenance contracts with certain counties. Only one month's revenue had been earned on the fourth quarter billings as of October 31, 1996 and 1997. Similar accounting is used for billings other than quarterly.


                                                                     (Continued)

                            THE SOFTWARE GROUP, INC.

                          Notes to Financial Statements


(6)    Accrued Expenses

       Accrued expenses consisted of the following:

                                                              October 31,
                                                        -----------------------
                                                        1996               1997
                                                        ----               ----
              Accrued vacation                    $      119,937            115,535
              Other                                      182,352            106,791
                                                  --------------     --------------
                                                  $      302,289            222,326
                                                  ==============     ==============

(7)    Stock Option Plan

       The Company has a stock option plan (the "Option Plan") pursuant to which the Company's Board of Directors may grant stock options to officers, key employees and consultants. The Plan authorizes grants of options to purchase up to 300,000 shares of authorized but unissued common stock.

       The Company accounts for stock-based compensation using the intrinsic value method prescribed by APB No. 25 "Accounting for Stock Issued to Employees," (APB No. 25) and related interpretations. Accordingly, the Company is to record expense in an amount equal to the excess of the market price of common stock on the grant date over the option exercise price. Such expense is recognized at the grant date for options fully vested.

       In 1992, the Company granted 50,000 fully vested stock options with an exercise price of $.50 per share, which had not been exercised at October 31, 1997.

       In addition, in 1995, the Company granted 100,000 fully vested stock options with an exercise price of $.50 per share, which had not been exercised at October 31, 1997. The Company recorded $425,000 in compensation expense during the year ended October 31, 1995 in connection with the 1995 grant. The 150,000 stock options were fully vested and outstanding at October 31, 1997. There were no grants in 1996 or 1997.

(8)    Leases

       The Company has entered into an operating lease for its office building. Rent expense incurred in connection with operating leases was $129,673, $155,608 and $155,608 for the years ended October 31, 1995, 1996 and 1997, respectively.


                                                                     (Continued)

                            THE SOFTWARE GROUP, INC.

                          Notes to Financial Statements


       Future minimum payments, by year and in the aggregate, under the operating lease consisted of the following at October 31, 1997:

           Year ending October 31,
           -----------------------
                  1998                                                                       $ 155,608
                  1999                                                                         155,608
                  Thereafter                                                                        --
                                                                                             ---------
                                                                                             $ 311,216
                                                                                             =========

(9)    Income Taxes

       The provision for income taxes for the years ended October 31, 1995, 1996 and 1997 consisted of the following:

                                                           1995               1996               1997
                                                           ----               ----               ----
                                                       (unaudited)
                Current tax expense:
                    Federal                            $    250,671           186,910           691,238
                    State and local                          31,176            24,594            60,973
                                                       ------------      ------------      ------------
                                                            281,847           211,504           752,211

                Deferred tax (benefit) expense:
                    Federal                                (216,284)          125,364           (86,841)
                    State and local                         (29,306)            1,995            (7,862)
                                                       ------------      ------------      ------------
                                                           (245,590)          127,359           (94,703)
                                                       ------------      ------------      ------------
                                                       $     36,257           338,863           657,508
                                                       ============      ============      ============

       Income tax expense for the years ended October 31, 1995, 1996 and 1997 differs from the amount computed by applying the U.S. federal income tax rate of 34 percent to pretax income as a result of the following:

                                                                           1995              1996              1997
                                                                           ----              ----              ----
                                                                       (unaudited)
                Computed "expected" tax expense                       $     21,193          301,350          604,197
                State and local taxes, net of federal income
                   tax benefit                                               1,870           26,589           53,311
                Other differences                                           13,194           10,924               --
                                                                      ------------     ------------     ------------
                                                                      $     36,257          338,863          657,508
                                                                      ============     ============     ============



                                                                     (Continued)

                            THE SOFTWARE GROUP, INC.

                          Notes to Financial Statements



       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at October 31, 1996 and 1997 are presented below:

                                                     1996              1997
                                                     ----              ----
Deferred tax assets:
    Deferred revenue                            $         --            59,221
    Deferred rentals                                  14,685            18,269
    Accounts receivable reserve                       10,200            32,400
    Accrued vacation                                  53,501            42,748
    Tax benefit attributed to stock options          256,225           256,225
                                                ------------      ------------
         Total deferred tax assets                   334,611           408,863
                                                ------------      ------------

Deferred tax liabilities:
    Contracts in progress and other                  (38,090)          (18,107)
    Depreciation                                     (13,750)          (13,482)
                                                ------------      ------------
         Total deferred tax liabilities              (51,840)          (31,589)
                                                ------------      ------------
         Net deferred tax assets                $    282,771           377,274
                                                ============      ============

       In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. Management considers scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not that the Company will fully realize the benefits of these deferred tax assets.

(10)   Retirement Plans

       In November of 1983, the Company established The Software Group, Inc. Employee Stock Ownership Plan (ESOP). The ESOP owned 89,818 shares of the Company's common stock at October 31, 1995 and 1996. The ESOP plan covers all eligible employees meeting age and length of service requirements. Under the terms of the ESOP, contributions are at the discretion of the Board of Directors up to the maximum allowable for tax purposes. The Company contributed $5,000 to the ESOP for the year ended October 31, 1995. No contributions were made to the ESOP for the years ended October 31, 1996 and 1997.

       Under the provisions of the Company's ESOP, the Company is required to repurchase upon the death, disability, retirement, or termination of a participant, all shares of common stock issued to such participant under terms of the ESOP, if so requested by the participant or his/her estate. Other provisions of the ESOP require the Company to repurchase a portion of the participant's total shares under specified terms and/or conditions. Repurchases under the ESOP are to be made at the value as determined by the most recent valuation date (as defined by the ESOP) over a period not to exceed six years.


                                                                     (Continued)

                            THE SOFTWARE GROUP, INC.

                          Notes to Financial Statements


       Accounting standards under rules and regulations issued by the Securities and Exchange Commission require that common stock subject to "put rights" (which are exercisable under certain circumstances with the ESOP) be presented separately from common stock which is not subject to "put rights" in order to distinguish it from permanent capital in the legal sense. Further, such accounting standards require the Company to present such ESOP shares on the balance sheet at the amount which would be paid if redeemed. Accordingly, on the balance sheet at October 31, 1996, the 89,818 shares in 1996 of common stock owned by the ESOP are classified as redeemable common stock at redemption values of $426,635. A change in the fair market value of shares subject to redemption is also reflected as an adjustment to retained earnings. At October 31, 1995 and 1996, the ESOP per share fair market value was $4.75.

       The ESOP was terminated effective January 31, 1997, and the shares of the stock were redeemed at a value of $5.00 per share, for a total redemption value of $449,093. The Company subsequently retired the redeemed shares which resulted in a corresponding decrease of 89,818 shares issued.

       In 1990, the Company added a 401(k) retirement plan. The 401(k) provisions cover all eligible employees of the Company who meet age and length of service requirements. Employee contributions are by salary reduction and are at the employee's discretion within the limits imposed by the 401(k) document provisions and the Internal Revenue Code. Employer contributions are discretionary and can be up to 2% of the total employee compensation. In fiscal year 1996, the employer matched employee contributions fifty cents on the dollar. Total employer contributions to the 401(k) plan were $62,933 and $54,428 for the years ended October 31, 1996 and 1997, respectively.

(11)   Definitive Merger Agreement

       On October 8, 1997, the Company reached a definitive agreement to be acquired by the Tyler Corporation. Tyler Corporation will acquire the stock of the Company in exchange for cash and shares of Tyler Corporation. The acquisition is contingent upon regulatory and shareholder approvals.

                                    ITEM 7(b)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following sets forth unaudited pro forma condensed consolidated information for Tyler Corporation (the "Company"). The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997, gives effect to the acquisition of Business Resources Corporation ("Resources") (including Resources' acquisition of certain assets of BRC Holdings, Inc. ("Title Acquisition")) and the Software Group, Inc. ("TSG") as if each had occurred on January 1, 1997. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997, has been prepared as if the acquisitions of Resources and TSG had occurred on December 31, 1997.

         The unaudited pro forma condensed consolidated financial information does not purport to present the actual results of operations or financial position of the Company had the transactions and events assumed therein in fact occurred on the dates indicated, nor is it necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated financial information is based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with the historical consolidated financial statements, including the notes thereto, of the Company, Resources and TSG.

                               TYLER CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                        RESOURCES
                                                          ---------------------------------                              PRO FORMA
                                           HISTORICAL                   PRO FORMA             HISTORICAL    PRO FORMA    COMBINED
                                             COMPANY      HISTORICAL   ADJUSTMENTS ADJUSTED      TSG (1)    ADJUSTMENTS   COMPANY
                                             -------      ----------   ----------- --------      -------    -----------   -------
Net revenues                                 $76,429        18,897      2,756 (8)   21,653       11,571          --       109,653
Costs and expenses:
  Costs of revenues                           43,947        10,751        213 (9)   11,036        4,568          --        59,551
                                                                           72 (10)
  Selling, general and administrative         31,944         9,821         --        9,821        5,313      (3,594)(2)    40,825
                                                                                                             (2,400)(4)
                                                                                                             (1,386)(13)
                                                                                                              1,127 (14)
  Amortization of goodwill                        --            --         --           --           --       1,864 (15)    1,864
  Interest (income) expense                     (830)          595        868 (11)   1,463          (87)      1,994 (16)    2,540
                                             ------------------------------------------------------------------------------------
Income (loss) from continuing operations
  before income taxes                          1,368        (2,270)     1,603         (667)       1,777       2,395         4,873

Income tax (benefit)                             197           (14)      (233)(12)    (247)         658       1,491 (17)    2,099
                                             ------------------------------------------------------------------------------------
Income (loss) from continuing operations     $ 1,171        (2,256)     1,836         (420)       1,119         904         2,774
                                             ====================================================================================
Income per share from continuing operations  $  0.06                                                                          .09
                                             =======                                                                      =======
Weighted average number of basic common
  shares outstanding                          20,498                                                         12,000 (6)    32,498

             See accompanying Notes to Unaudited Pro Forma Condensed
                       Consolidated Financial Statements.

                               TYLER CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                         ASSETS
                                                                        RESOURCES
                                                          ---------------------------------                             PRO FORMA
                                         HISTORICAL                  PRO FORMA                 HISTORICAL    PRO FORMA   COMBINED
                                          COMPANY      HISTORICAL   ADJUSTMENTS    ADJUSTED      TSG (1)    ADJUSTMENTS   COMPANY
                                          -------      ----------   -----------    --------      -------    -----------   -------
Current assets:
Cash and cash equivalents               $    8,877          677           --          677        2,807      (7,148)(6)      5,013
                                                                                                              (200)(4)
Accounts receivable, net                       201        2,176           --        2,176        1,661          --          4,038
Merchandise inventories                     22,901           --           --           --           --          --         22,901
Note receivable                              2,628           --           --           --           --          --          2,628
Other current assets                         1,672          879           74(5)       953          419          --          3,044
                                        -----------------------------------------------------------------------------------------
  Total current assets                      36,279        3,732           74        3,806        4,887      (7,348)        37,624

Property, plant and equipment, net           5,580        6,321        1,031(3)     7,352          549       2,995 (6)     16,476
Intangible assets                               --        6,775           --        6,775                   15,825 (6)     82,850
                                                                                                            53,463 (6)
                                                                                                             6,587 (7)
                                                                                                               200 (4)

Note receivable from Resources               5,700           --           --           --           --      (5,700)(18)        --

Other receivables                            4,455          607           --          607           --          --          5,062

Other assets                                 2,881           69          176(5)       245           57          --          3,183
                                        -----------------------------------------------------------------------------------------
                                        $   54,895       17,504        1,281       18,785        5,493      66,022        145,195
                                        =========================================================================================

                                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses   $    5,615        2,601         (307)(3)    2,294          361         800 (6)      9,070
Current portion of long-term debt               --        2,140           --        2,140           --          --          2,140
Deferred revenue                                --           --           --           --        1,246          --          1,246
Other current liabilities                    6,172          197           --          197          565          --          6,934
                                        -----------------------------------------------------------------------------------------
  Total current liabilities                 11,787        4,938         (307)       4,631        2,172         800         19,390

Note Payable to Tyler Corporation               --        5,700           --        5,700           --      (5,700)(18)         0
Long-term debt                                  --        6,579           --        6,579           --      21,165 (6)     27,744
Deferred income taxes                        3,168           --           --           --           --       6,587 (7)      9,755
Other liabilities                            8,537          216           --          216           --                      8,753
Shareholders' equity                        31,403           71        1,338(3)     1,659        3,321      43,170 (6)     79,553
                                                                         250(5)
                                        -----------------------------------------------------------------------------------------
                                        $   54,895       17,504        1,281       18,785        5,493      66,022        145,195
                                        =========================================================================================


                 See accompanying Notes to Unaudited Pro Forma Condensed
                       Consolidated Financial Statements.

                                TYLER CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      (in thousands, except per share data)
                                   (Unaudited)

(1) RESOURCES ACQUISITION. Effective on February 19, 1998, Business Resources Corporation, a Texas corporation ("Resources"), merged with and into T1 Acquisition Corporation ("T1"), a Texas corporation and wholly owned subsidiary of Tyler Corporation (the "Company"), pursuant to a Second Amended and Restated Agreement and Plan of Merger (the "Resources Merger Agreement"), dated as December 29,1997, and effective as of October 8, 1997, among the Company, T1, Resources, and William D. Oates, the principal shareholder of Resources. T1 is the surviving corporation and changed its name to Business Resources Corporation ("Resources") effective on February 19, 1998. The shareholders of Resources received aggregate consideration of $15,250 in cash and 10,000 shares of common stock, $.01 par value per share, of the Company (the "Tyler Common Stock").

     TSG ACQUISITION. Effective on February 19, 1998, The Software Group, Inc., a Texas corporation ("TSG"), merged with and into T2 Acquisition Corporation ("T2"), a Texas corporation and wholly owned subsidiary of the Company, pursuant to an Amended and Restated Agreement and Plan of Merger (the "TSG Merger Agreement"), dated as of December 29, 1997, and effective as of October 8, 1997, among the Company, T2, TSG, and Brian B. Berry and Glenn A. Smith, the principal shareholders of TSG. T2 is the surviving corporation and changed its name to The Software Group, Inc. ("TSG"), effective on February 19, 1998. The shareholders of TSG received aggregate consideration of $12,000 in cash and 2,000 shares of Tyler common stock, including adjustments for cash payments for fractional shares. Pursuant to the terms of the TSG Merger Agreement, the TSG Merger Agreement was thereafter amended on February 19, 1998, but effective as of October 8, 1997, by Amendment No. One thereto to change the form of the merger to a merger of TSG with and into T2.

     The Company financed the cash portion of the consideration in both of the foregoing transactions under a senior credit facility in the amount of $50,000,000 entered into on February 13, 1998, with NationsBank of Texas, N.A.

     The fiscal year end for TSG is October 31. Accordingly, the balance sheet presented for TSG is as of October 31, 1997. The historical statements of operations presented for TSG are for the twelve months ended October 31, 1997.

(2)  Adjustments to Resources for non-recurring expenses recorded in 1997:

     Lease obligation relating to a facility not currently used in
       Resources' business                                                               $   193
     Settlement of obligations relating to previous Resources' acquisitions                  248
     Compensation expense associated with the transfer of 12,350 shares of class B non-voting stock from Resources to
       employees of Resources (including payroll taxes of $80)                             2,705
     Consulting expenses associated with selling Resources                                   318
     Miscellaneous bonuses                                                                   130
                                                                                          ------
                                                                                          $3,594
                                                                                          ======

     The pro forma balance sheet includes and the pro forma statement of operations excludes these non-recurring charges.

(3)  Represents the transfer of the office building, effective February
     19, 1998, from the principal shareholder of Resources at its net book value of $1,031 to T1, less deferred rent expense related to the lease termination of $307, resulting in a credit to equity of $1,338.

(4) Pursuant to the Resources' Merger Agreement and the TSG Merger Agreement, in December 1997, Resources (i) paid a $3,300 dividend to its principal shareholder and (ii) paid cash bonuses to employees and a consultant of Resources totaling $2,400, and in February 1998, TSG paid cash bonuses to employees of TSG totaling $200. The pro forma balance sheet includes and the pro forma statement of operations excludes those non-recurring cash bonuses described in (ii) above.

(5) To record the reinstatement of existing deferred tax assets of $250 related to Resources changing from a C corporation to an S corporation, effective January 1, 1997, and then revoking its S corporation status concurrent with the merger.

(6) The acquisitions of Resources and TSG have been accounted for using the purchase method of accounting. The purchase price and allocation of purchase price to the assets acquired and liabilities assumed are summarized below:

PURCHASE PRICE:

                                                            RESOURCES(a)      TSG           TOTAL
                                                            ------------   ----------     ----------
Cash                                                        $   15,250     $   12,000     $   27,250
Long-term debt, excluding current portion,
    outstanding                                                 12,279             --         12,279

Estimated transaction costs                                      1,200            663          1,863
Fair value of common stock issued (12,000 shares at
   $4.0125(f) per share)                                        40,125          8,025         48,150
                                                            ----------     ----------     ----------
                                                            $   68,854     $   20,688     $   89,542
                                                            ==========     ==========     ==========



                                         Resources                           Resources/
                         Purchase        Historical                             TSG
                          Price             as              TSG             Acquisitions       Net Pro Forma
                        Allocation       Adjusted        Historical           Financing          Adjustment
                        ----------       --------        ----------           ---------          ----------
Current assets         $  8,693         $   (3,806)     $   (4,887)         $   (7,148)(d)      $   (7,148)
Property, plant and
   equipment             10,896 (b)         (7,352)           (549)                 --               2,995
Intangible assets        22,600 (c)         (6,775)             --                  --              15,825
Other receivables           607               (607)
Other assets                302               (245)            (57)                 --                  --
Goodwill                 53,463 (g)             --              --                  --              53,463
                                                                --                  --                  --
Current liabilities      (6,803)             4,631           2,172                (800)(d)            (800)
Note payable to
   Tyler                     --              5,700              --              (5,700)(18)             --
Long-term debt               --              6,579              --             (27,744)(e)         (21,165)
Other liabilities          (216)               216              --                  --                  --
Shareholders' equity         --              1,659           3,321             (48,150)(f)         (43,170)
                       --------         ----------      ----------          ----------          ----------
                       $ 89,542         $       --      $       --          $  (89,542)         $       --
                       ========         ==========      ==========          ==========          ==========

                                TYLER CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-
                                   (CONTINUED)

ALLOCATION OF PURCHASE PRICE:

     (a) The purchase price for Resources does not include certain potential additional consideration, as the contingencies regarding such additional consideration are not presently determinable beyond reasonable doubt.

     (b) This amount represents the fair value of the office building, land, and improvements as well as the net book value of furniture and equipment for Resources and TSG, which approximates fair value.

     (c)  Represents the fair value of the following intangible assets:

                                                             RESOURCES         TSG           TOTAL
                                                            -----------     ----------      ---------
      Title plant (non-depreciable asset)                    $   13,100     $       --     $   13,100
      Work force (10 year and 5 year estimated lives for
         Resources and TSG, respectively)                         2,200            600          2,800
      Customer list (35 year and 20 year estimated lives
         for Resources and TSG, respectively)                     1,300          2,300          3,600
      Software (5 year estimated life)                            1,000          2,100          3,100
                                                             ----------     ----------     ----------
                                                             $   17,600     $    5,000     $   22,600
                                                             ==========     ==========     ==========

          The increase in the fair value of the title plant from the preliminary allocation for the July 31, 1997, acquisition by Resources is attributable to the bargain purchase price and the economic events that occurred subsequent to that date, including (i) improved relationships with customers following the Title Acquisition and (ii) anticipated increased demand for title plants and updating services resulting from the passage of a state constitutional amendment permitting home equity lending in Texas.

     (d) Represents cash paid from the Company to Resources and TSG and estimated transaction costs totaling $29,113, net of additional bank debt of $21,165 and transaction cost expected to be paid after December 31, 1997 of $800.

     (e) Represents total long-term debt related to these Acquisitions, which includes $6,579 in assumed long-term debt, excluding current portion, from Resources and $21,165 in additional bank debt.

     (f) Represents the issuance of 12,000 shares of common stock at an average price of $4.0125 per share. The average price was calculated using the average of the closing prices of the Company's

                                TYLER CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-
                                   (CONTINUED)

          Common Stock for the five consecutive trading days beginning two trading days prior to the public announcement by the Company of these acquisitions.

     (g) Represents the excess purchase price over the fair value of the assets acquired. Including the effect of the adjustments in notes (4) and
          (7), goodwill is estimated at $45,933 and $14,317 for Resources and TSG, respectively. Goodwill will be amortized over 40 years and 20 years for Resources and TSG, respectively.

(7) To record a $6,587 deferred tax liability and related goodwill related to the tax effect of the difference between the financial statement carrying amount and the tax basis of the acquired assets assuming a tax rate for the Company of 35%.

(8) To give effect to the Title Acquisition as if it occurred on January 1, 1997.

(9) Represents the adjustments on Resources to cost of revenues for the year ended December 31, 1997:

     Title Acquisition (8)                                  $ 846
     Office rent expense
                                                             (633)
                                                            -----
                                                            $ 213
                                                            =====

(10) Represents adjustments on Resources to record incremental depreciation and amortization expense for the year ended December 31, 1997:

       Title  Acquisition  property and equipment (title plant is not
         depreciated) (8)                                                    $    64
       Unrelated real property                                                   (18)
       Office building (3)                                                        26
                                                                             -------
                                                                             $    72
                                                                             =======

(11) Adjustments on Resources to record incremental interest expense for the year ended December 31, 1997:

       Title Acquisition indebtedness of $6,000 at
         an approximate interest rate of 8.5% (8)                    $  295
       Dividends and management bonus aggregating $5,700 at
         an approximate interest rate of 8.5% (4)                       485
       Office building indebtedness of $1,031 at an approximate
         interest rate of 8.5% (3)                                       88
                                                                     ------
                                                                     $  868
                                                                     ======

                                TYLER CORPORATION
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-
                                   (CONTINUED)

(12) The net adjustment to tax expense for Resources for the year ended December 31, 1997 on the pro forma adjustments were estimated at 37%. Resources changed from C corporation to S corporation status effective January 1, 1997. These adjustments were to adjust from S corporation to C corporation status for federal income tax purposes.

(13) Represents lower compensation expense for management subsequent to the acquisition of Resources and TSG. Amounts have been determined based upon specific employees' revised employment agreements.

(14) Adjustments to depreciation and amortization expense for the year ended December 31, 1997:

      Office building and improvements                                $            41
      Amortization of intangible assets other than goodwill                     1,112
                                                                      ---------------
                                                                                1,153
      Less: Resources' adjustments(10)                                            (26)
                                                                      ---------------
                                                                      $         1,127
                                                                      ===============

(15) Amortization of goodwill is calculated as follows for the year ended December 31, 1997:

      Resources                                                    $   1,148
      TSG                                                                716
                                                                   ---------
                                                                   $   1,864
                                                                   =========

(16) Interest expense is calculated as follows for the year ended December 31, 1997:

      Long-term debt outstanding, including current portion        $  29,884

      Interest expense at 8.5%                                     $   2,540
      Less: Company historical, Resources pro forma and TSG
          historical interest expense and income                        (546)
                                                                   ---------
                                                                   $   1,994
                                                                   =========

(17) Represents tax expense related to adjustments to selling, general and administrative expenses, which is offset by higher interest expense, based on an effective tax rate of 35%.

(18) The Company loaned Resources $5,700 on December 29, 1997, for working capital purposes.

                                Index to Exhibits

Exhibit
 Number                  Description
--------                 -----------
  23.1                   Consent of KPMG Peat Marwick LLP

  23.2                   Consent of KPMG Peat Marwick LLP